Loomis Sayles Funds II
Written Consent of Sole Shareholder

	CDC IXIS Asset Management Distributors, L.P., the sole shareholder of the Loomis Sayles Tax-Managed Equity Fund, Loomis Sayles High Income Fund, Loomis Sayles Limited Term U. S. Government Fund, Loomis Sayles Municipal Income Fund and Loomis Sayles Strategic Income Fund (the Funds), each a series of Loomis Sayles Funds II (the Trust), hereby adopts the following resolutions and agrees that such resolutions shall have the same effect as if adopted at a duly constituted meeting of the shareholders held for the same purpose:

VOTED:	That the form of advisory agreement between the Trust,
on behalf of each Fund, and Loomis, Sayles & Company, L.P. in the form attached hereto, be, and the same hereby is, approved.

VOTED:	That the form of Distribution Agreement between the
Trust, on behalf of each Fund, and CDC IXIS Asset Management
Distributors, L.P. in the form attached hereto, be, and the same hereby is, approved.

VOTED:	that, subject to any modifications required by the
Securities and Exchange Commission or deemed necessary or appropriate by the Trusts officers in connection with the registration of the Funds and its shares, the investment objectives, policies, and restrictions of the Funds shall be as described in the Funds prospectuses, prospectus supplements and statement of additional information.


VOTED:	That PricewaterhouseCoopers LLP be, and they hereby
are, selected as the independent public accountants of each Fund for the current fiscal year, and that they are hereby employed by the Board of Trustees, such employment conditioned, however, upon the right of a majority of the outstanding voting shares as defined in the Investment Company Act of 1940, as amended) at any meeting called for the purpose to terminate such employment forthwith without any penalty.

	CDC IXIS Asset Management Distributors, L.P., as the sole shareholder of Classes A, B and C shares of each Fund, hereby consents to the following action:

VOTED:	That the terms of the proposed 12b1 Plans for Classes
A, B and C on behalf of each Fund in the form attached hereto, be, and the same hereby are, approved.

	IN WITNESS WHEREOF, the undersigned has duly executed this consent, and directs that the same shall be filed with the records of meetings of the shareholders of Loomis Sayles Funds II.

		CDC IXIS Asset Management Distributors, L.P.



		By s JOHN T. HAILER
		     John T. Hailer
		     President & Chief Executive Officer
Dated: September 4, 2003

One share of each class was purchased.